                                                                                                                                                                                                                                                                          Exhibit 99.8

From: Costabile, Tom
To: Bailey, Clarke
Sent: Wed Dec 31 15:34:20 2008
Subject: List of Tasks

Clarke,

Attached is a list of tasks for 2009. Let’s discuss on Monday.

Tommy

_____________________________________________
Thomas Costabile
President and Chief Operating Officer
Entertainment Distribution Company
1755 Broadway, 4th Floor
New York, NY 10019
212-331-2770
Tom.costabile@edcllc.com

Thomas Costabile

List of Tasks 2009
(as of December 31, 2008)

Manage EDC European Operations

Coordinate with UMG & UMGI regarding:

Withdrawal of purported claim of a Key Failure

Sale of EDC International Operations

Manage the Kings Mountain facility ramp down focused on ensuring:
       Production commitments
       Relocation of component parts
       Decommissioning of equipment
       Sale of remaining equipment
       Sale of the facility and/or decommissioning
       Cataloging and packaging of company documents

Manage the restructuring of the EDC IT systems
       Closure of US Operations at Kings Mountain, NC, Reno, NV & Wilkes-Barre, PA
       Cut over and set up of new US systems

Manage the decommissioning and closure of the Reno, NV and Wilkes-Barre, PA warehouses

Coordinate resolution of complaint filed by Philips in the US

Coordinate revisions and/or closure of Operating licenses for MPEG-LA, Philips, Environmental, State and local permits